Exhibit 10.1

ITP Benelli SpA

Mr. Barbieri Giovanni
Via Valle 1A
00060 Castelnuovo di Porto (Rome)

Rome, July 20, 2011

Re: Employment letter for an undetermined period of time

Following our conversations, we have the pleasure to confirm that you have been hired by us for an undetermined period of time, at the following conditions:

1. Starting date of employment agreement

You are employed starting September 1st 2011. Such date may be postponed to September 16, 2011 in light of the expiration date of your current employment agreement.

2. Trial period

Your employment is not conditioned to a trial period.

3. Position

You will be hired as a managing director (“Dirigente Industriale”) pursuant to the terms of the National Collective Bargaining Contract for Managing Directors of Industrial Companies  (“C.C.N.L. per I Dirigenti di Aziende Industriali”) with the position of CFO of the group responsible for planning and control.

4. Economic terms

You will be paid annually a gross salary of Euro 130,000 to be paid in 13 monthly installments. You will also be paid an annual gross bonus of Euro 20,000  subject to the meeting of certain targets to be agreed upon.

5. Tickets for cafeteria

You will receive tickets for the cafeteria of Euro 5.26 per ticket for each full day of actual work.

6. Place of work

The usual place of work will be in Rome, Via Federico Zuccari 4, save the travels that may be necessary for business reasons. In such cases you will be entitled to be reimbursed the expenses actually incurred, with no additional compensation, which is not provided by the above mentioned National Collective Bargaining Contract for Managing Directors of Industrial Companies.

7. Prohibition of profit sharing

You agree for the entire period of your employment not to enter into, maintain, directly or indirectly, a managing role, a profit sharing arrangement, employment and/or any other activity, also without compensation, for any other Company and/or person except for our Company.

8. Intellectual property rights

The rights deriving from any idea, suggestion or managerial or technical improvement, or from any invention that you may study, obtain or achieve in connection with this employment relationship, both alone and together with other employees of the Company, and that refer to systems, methods and/or in general other type of activity carried out by our Company, belong to our Company. The above is subject to the inventor’s right having the right to be recognized as the inventor of the invention. You will carry out each necessary formality, both in Italy and abroad, for the protection of our rights above mentioned.

9. Insurance policies

The following insurance policies will be purchased by our Company for your benefit:
a) policies provided by the National Collective Bargaining Contract for Managing Directors of Industrial Companies: life insurance/total permanent invalidity for an insured amount of Euro 280,759.91 and managing directors policies for accidents within and outside the work place;

b) additional policy for the reimbursement of medical expenses for managing directors;

c) additional policy for total permanent invalidity from sickness for an  insured amount of Euro 280,759.91;

Such policies will be effective from 12:00 am the day before your employment.

10. Benefits

You will be entitled to the following fringe benefits:
a)	You will be provided with a cell phone;

b)	You will be provided with a portable computer;
c)
You will be provided with a car for miscellaneous use. You will be required to pay to our Company an annual fee pursuant to the national tables published by ACI with respect to the fringe benefits, which may be revised on a yearly basis, deducted from your pay check on a monthly basis. You will be entirely responsible for any traffic or criminal violations, which are not covered by the applicable insurance Kasco and RCA. You will immediately return the car at the time your employment terminates;

d)	In addition to fuel, you will also be reimbursed small maintenance expenses, not covered by the Leasing Company and actually documented.

11. National Collective Bargaining Contract

For what is not expressly mentioned or provided in this letter, reference is made to the applicable National Collective Bargaining Contract for Managing Directors of Industrial Companies.

Please return a copy of this letter duly signed as a sign of acceptance of all the conditions described.

Also you declare to have received the original of this letter duly signed by the legal representative.

Sincerely,

ITP Benelli S.p.A.
[Signature]

For acceptance
Date and signature

_____________________

Professional confidentiality obligation, obligation of loyalty

Any information and/or accounting fact that you may become aware of must be exclusively used for the Company’s undertakings; therefore no news and/or accounting information may be disclosed outside of the Company with specific reference to articles 2104 and 2105 of the Italian Civil Code.

Signature for acceptance

_____________________